UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 28, 2019

Date of Report (date of earliest event reported)

Victory Capital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001‑38388	32‑0402956
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4900 Tiedeman Road, 4th Floor; Brooklyn, OH	44144
(Address of principal executive offices)	(Zip Code)

(216) 898‑2400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01	VCTR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 1 to Stock Purchase Agreement

On June 28, 2019, Victory Capital Holdings, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 1 to the Stock Purchase Agreement (the “Amendment”) with USAA Investment Corporation, a Delaware corporation (“Seller”) and USAA Capital Corporation, a Delaware corporation (“Seller Parent”). The Amendment amended the previously reported Stock Purchase Agreement, dated as of November 6, 2018 (the “Original Agreement”, and, as amended by the Amendment, the “USAA Stock Purchase Agreement”), by and among the Company, Seller and, for certain limited purposes, Seller Parent, as was described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2018 and filed as Exhibit 2.1 thereto. The USAA Stock Purchase Agreement has substantially the same material terms and conditions as the Original Agreement, but provides for, among other things, (i) the consummation of the previously announced acquisition of 100% of the outstanding common stock of USAA Asset Management Company (“USAA Adviser”) and USAA Transfer Agency Company d/b/a USAA Shareholder Account Services (together with USAA Adviser, the “USAA Acquired Companies”) by the Company on July 1, 2019 (the “Closing Date,” such acquisition, the “Transaction” and the consummation of the Transaction, the “Closing”) in accordance with the terms and conditions set forth in the USAA Stock Purchase Agreement, (ii) subject to the satisfaction or waiver of the conditions to the Closing set forth in the Original Agreement as of June 28, 2019, the funding of the purchase price for the Transaction into an escrow account with Barclays Bank PLC as escrow agent in connection with the Transaction on June 28, 2019 and the release of such amount from the escrow account to Seller on July 1, 2019 following the Closing, (iii) certain amendments to the Original Agreement with respect to mechanics to implement the Closing, and (iv) certain other amendments to the Original Agreement agreed to by the parties to the Original Agreement.

The foregoing description of the USAA Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Original Agreement, previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 9, 2018, and incorporated by reference thereto, and the full text of the Amendment, a copy of which is attached hereto as Exhibit 2.2, and each is incorporated herein by reference.

The USAA Stock Purchase Agreement and the above description of the USAA Stock Purchase Agreement have been included to provide investors with information regarding the terms of the USAA Stock Purchase Agreement and are not intended to provide any other factual information about the Company or the USAA Acquired Companies. The representations, warranties and covenants contained in the USAA Stock Purchase Agreement were made only for purposes of the USAA Stock Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the USAA Stock Purchase Agreement and certain express third party beneficiaries thereto and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the USAA Stock Purchase Agreement, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.  Information concerning the subject matter of the representations, warranties and covenants may change after the date of the USAA Stock Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the USAA Acquired Companies or any of their respective subsidiaries, affiliates or businesses.

2019 Credit Agreement

The Company entered into a credit agreement (the “2019 Credit Agreement”) dated as of the Closing Date among the Company, as borrower, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent, pursuant to which the Company obtained a seven-year term loan in an aggregate principal amount of $1,100,000,000 and established a five-year revolving credit facility (which was unfunded as of the Closing Date) with aggregate commitments of $100,000,000 (with a $10,000,000 sub-limit for the issuance of letters of credit).  Subject to certain terms and conditions set forth in the 2019 Credit Agreement (including obtaining commitments from one or more new or existing lenders), the Company may incur additional loans or commitments under the 2019 Credit Agreement in an aggregate principal amount of up to $415,000,000 (or, if greater, 100% of Consolidated Adjusted EBITDA (as defined in the 2019 Credit Agreement) for the most recently ended period of four fiscal quarters), plus certain additional amounts set forth in the 2019 Credit Agreement (including an unlimited amount of additional loans or commitments based on achievement of a specified leverage ratio).

Amounts outstanding under the 2019 Credit Agreement bear interest at an annual rate equal to, at the option of the Company, either LIBOR (adjusted for reserves) plus a margin of 3.25% or an alternate base rate plus a margin of 2.25%. The Company is also required to pay certain fees to the lenders, including, among others, a quarterly commitment fee on the average unused amount of the revolving credit facility.

Term loans under the 2019 Credit Agreement will amortize at a rate of 1.00% per annum. In addition, the 2019 Credit Agreement requires that the term loans be mandatorily prepaid with (a) a percentage (ranging from 0% to 50%, depending on the Company’s first lien leverage ratio) of the Company’s annual excess cash flow on an annual basis (commencing with the fiscal year ending December 31, 2020), (b) all or a portion of the net cash proceeds of certain asset sales, casualty or condemnation events, subject to customary reinvestment rights, and (c) the proceeds of certain incurrences of indebtedness. At any time, subject to timely prior written notice, the Company may terminate the commitments under the revolving credit facility in full or in part or prepay term loans in whole or in part, subject to the payment of LIBOR breakage fees, if any, and, in the case of certain prepayments of term loans occurring within the six-month period following the Closing Date, a 1.00% premium.

The obligations of the Company under the 2019 Credit Agreement are guaranteed by the USAA Acquired Companies and all of the Company’s other domestic subsidiaries (other than Victory Capital Advisers, Inc., its broker-dealer subsidiary) (the “Guarantors”) and secured by substantially all of the assets of the Company and the Guarantors, subject in each case to certain customary exceptions.

The 2019 Credit Agreement contains customary affirmative and negative covenants, including covenants that affect, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, create liens, merge or dissolve, make investments, dispose of assets, engage in sale and leaseback transactions, make distributions and dividends and prepayments of junior indebtedness, engage in transactions with affiliates, enter into restrictive agreements, amend documentation governing junior indebtedness, modify its fiscal year and modify its organizational documents, subject to customary exceptions, thresholds, qualifications and “baskets.” In addition, the 2019 Credit Agreement contains a financial performance covenant, requiring a maximum first lien leverage ratio, measured as of the last day of each fiscal quarter on which outstanding borrowings under the revolving credit facility exceed 35.0% of the commitments thereunder (excluding certain letters of credit), of no greater than 3.80 to 1.00.

The repayment obligation under the 2019 Credit Agreement may be accelerated upon the occurrence of an event of default thereunder, including, among other things, failure to pay principal or interest on a timely basis, material inaccuracy of any representation or warranty, failure to comply with covenants, cross-default, change of control, certain insolvency or bankruptcy-related events and material judgments, subject, in each case, to any applicable grace and/or cure periods.

Proceeds from the term loans under the 2019 Credit Agreement, as well as cash on hand, were used (i) to finance the Transaction, (ii) to repay all indebtedness outstanding under the Company’s existing senior credit facility, which was terminated as of the Closing Date, and (iii) for the payment of fees, commissions, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable in connection with the Transaction, the 2019 Credit Agreement and the transactions related thereto.  The proceeds of revolving loans incurred under the 2019 Credit Agreement may be used for general corporate purposes, including ongoing working capital requirements.

The foregoing description of the 2019 Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 2019 Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the Company’s entry into the 2019 Credit Agreement, the Company repaid all indebtedness outstanding under the credit agreement (the “2018 Credit Agreement”) dated as of February 12, 2018 among the Company, as borrower, the lenders from time to time party thereto and Royal Bank of Canada, as administrative agent and collateral agent. The 2018 Credit Agreement and the credit documents entered in connection therewith were terminated on the Closing Date.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 1, 2019, the Company completed its previously announced acquisition of the USAA Acquired Companies, pursuant to the USAA Stock Purchase Agreement.

The Company purchased 100% of the outstanding common stock of the USAA Acquired Companies in the Transaction. The Transaction was financed using a combination of the 2019 Credit Agreement and the Company’s balance sheet resources (as discussed above in Item 1.01). The purchase price paid in cash at Closing (“Closing Purchase Price”) was approximately $850.0 million, subject to transaction related payments and certain post-closing adjustments. Total purchase consideration includes the Closing Purchase Price and contingent payments based on the annual revenue of USAA Adviser attributable to all “non-managed money”-related assets under management in each of the first four years following the Closing.

As previously disclosed, a maximum of $150.0 million ($37.5 million per year) in contingent payments in respect of “non-managed money”-related assets is achievable over the four-year period. To receive any contingent payment in respect of “non-managed money”-related assets for a given year, annual revenue from “non-managed money”-related assets must be at least 80% of the revenue run-rate (as calculated under the USAA Stock Purchase Agreement) of the USAA Adviser’s “non-managed money”-related assets under management as of the Closing, and to achieve the maximum contingent payment for a given year, such annual revenue must total at least 100% of that Closing revenue run-rate. Annual contingent payments in respect of “non-managed money”-related assets are subject to certain “catch-up” provisions set forth in the USAA Stock Purchase Agreement.

The foregoing description of the USAA Stock Purchase Agreement in this Item 2.01 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Original Agreement, a copy of which is incorporated by reference to Exhibit 2.1 (as previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 9, 2018), and the full text of the Amendment, a copy of which is attached hereto as Exhibit 2.2, and each is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the terms of the 2019 Credit Agreement set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

The Company issued a press release on July 1, 2019 announcing the completion of its previously announced acquisition of the USAA Acquired Companies. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Company intends to file the financial statements of the business acquired as required by this Item 9.01(a) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

The Company intends to file pro forma information as required by this Item 9.01(b) giving effect to the Transaction under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit
Number	Description
2.1

Stock Purchase Agreement, dated as of November 6, 2018, by and among the Company, Seller, and, for certain limited purposes, Seller Parent (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on November 9, 2018).

2.2	Amendment No. 1 to Stock Purchase Agreement, dated as of June 28, 2019, by and among the Company, Seller and Seller Parent.
10.1	Credit Agreement, dated as of July 1, 2019, by and among the Company, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent.
99.1	Press Release, dated July 1, 2019.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY CAPITAL HOLDINGS, INC.

Date: July 1, 2019	By:	/s/ Michael D. Policarpo
Name: Michael D. Policarpo
Title: President, Chief Financial Officer and Chief Administrative Officer